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Exhibit 23.1

Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statements of Imation Corp. on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, and 333-66030), of our report dated January 29, 2002, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which report is included in this Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 15, 2002

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  Exhibit 23.1
Consent of Independent Accountants